Exhibit 99.1

KYTHERA Biopharmaceuticals Releases First Quarter 2015

Operating Results and Progress Update

Company Well Positioned for Commercial Launch of
KYBELLA™ (deoxycholic acid) Injection

Westlake Village, Calif., May 7, 2015 – KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today reported financial results for the first quarter of 2015, and provided an update on recent accomplishments.

“KYTHERA recently achieved our most significant milestone to date, that of receiving FDA approval of KYBELLA™, which is the first and only FDA approved injectable drug that contours and improves the appearance of submental fullness,” said Keith Leonard, KYTHERA’s President and CEO. “This approval came after we received a unanimous (17-0) recommendation for approval for KYBELLA™ from the FDA’s Dermatologic and Ophthalmic Drugs Advisory Committee. We are also very pleased with the agreed upon labeling for KYBELLA and are now focused on successfully introducing KYBELLA™ to physicians and patients across the U.S. During the quarter we also made meaningful progress toward our mission of building a leading aesthetic company by licensing setipiprant (KYTH-105), an exciting novel compound for the prevention of male pattern baldness.”

“Our first quarter financial results were in line with our operating plans, and consistent with the guidance we provided in our recent 2015 Outlook Call,” said John Smither, KYTHERA’s Chief Financial Officer. “With the proceeds from our recent public offering, we believe we are in a very strong financial position heading into the KYBELLA™ commercial launch in the U.S. and the clinical development of KYTH-105 for the prevention of male pattern baldness.”

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Summary Financial Results

Cash and cash equivalents and marketable securities, collectively “cash,” totaled $211.7 million at March 31, 2015. This compared to $152.6 million at March 31, 2014, of which $1.2 million was restricted. For the quarter ended March 31, 2015, the Company had net cash used in operating activities of $21.9 million. Based on current operating plans, the Company believes its existing cash will allow it to fund its operations through at least the next 12 months.

Research and development (R&D) expenses totaled $15.3 million for the first quarter of 2015, a sequential increase of $1.8 million, or 13 percent, from the fourth quarter of 2014. This compares to $62.8 million for the first quarter of 2014, which included the one-time in–process R&D charge of $52.8 million in connection with the acquisition of rights to ATX-101 outside of the U.S. and Canada from Bayer. The increase in R&D expenses in the first quarter of 2015 compared to the corresponding period in 2014 (other than in respect of the charge for in-process R&D) is primarily attributable to an increase in headcount and related personnel costs; milestones paid for in-licensing KYTH-105; external costs for commercial manufacturing and supply chain for the launch of ATX-101; and the Company’s medical affairs program. The Company expects its R&D expenses for the full year of 2015 to be similar or slightly higher than 2014 (excluding the charge for in-process R&D) as it expands medical affairs and prepares for KYTH-105 to enter a Phase II / proof-of-concept study.

Selling, general and administrative (SG&A) expenses totaled $12.5 million for the first quarter of 2015, an increase of $2.8 million or 29 percent from the fourth quarter of 2014. This compares to $6.1 million for the first quarter of 2014. The increase in SG&A expenses in the first quarter of 2015 compared to the corresponding period in 2014 is primarily attributable to increased headcount and related personnel costs, sales and marketing costs and expansion of the Company’s infrastructure in preparation for commercial launch of KYBELLA™. The Company expects its SG&A

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expenses for the full year 2015 will more than double from 2014 as it executes commercial launch of KYBELLA™, including the hiring of field-based personnel.

Net loss was $28.8 million for the first quarter 2015, compared to $69.4 million for the first quarter of 2014.

Key Accomplishments During First Quarter 2015

•                  On February 10, 2015, the Company entered into licensing agreements with Actelion Pharmaceuticals Ltd. and the University of Pennsylvania to obtain exclusive worldwide rights to:

o                setipiprant (KYTH-105), a clinical-stage selective and potent oral antagonist to the prostaglandin D2 (PGD2) receptor, and

o                patent rights covering the use of PGD2 receptor antagonists for the prevention of hair loss.

•                  On March 9, 2015, the U.S. FDA Dermatologic and Ophthalmic Drugs Advisory Committee voted unanimously (17 - 0) to support the approval of KYBELLA™, for improvement in the appearance of moderate to severe convexity or fullness associated with submental fat in adults.

Subsequent to the First Quarter 2015

•                  On April 29, 2015, the U.S. FDA approved KYBELLA™, also known as ATX-101, “for improvement in the appearance of moderate to severe convexity or fullness associated with submental fat in adults.”

Conference Call

KYTHERA will hold a conference call this afternoon, May 7, at 4:30 p.m. ET, to discuss results from its quarter ended March 31, 2015. The conference call will be simultaneously webcast on the Company’s web site at www.kythera.com and archived for future review. Dial-in numbers for the conference call are as follows: U.S. participants (877) 344-3890, international participants (760) 666-3770, passcode: 28863520.

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

About KYBELLA™

KYBELLA™ is the first and only approved injectable drug for contouring moderate to severe submental fullness, a condition that is commonly referred to as a “double chin.” KYBELLA™ is a non-human and non-animal formulation of deoxycholic acid, a naturally-occurring molecule in the body that aids in the breakdown and absorption of dietary fat.i When injected into subcutaneous fat, KYBELLA™ causes the destruction of fat cells. Once destroyed, those cells cannot store or accumulate fat.ii

KYBELLA™ (deoxycholic acid) injection is indicated for improvement in the appearance of moderate to severe convexity or fullness associated with submental fat in adults.

The safe and effective use of KYBELLA™ for the treatment of subcutaneous fat outside the submental region has not been established and is not recommended.

Find more information at http://www.mykybella.com.

About KYTHERA®

KYTHERA Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. In addition to its lead product KYBELLA™, KYTHERA is also developing setipiprant (KYTH-105), an early-stage candidate for prevention of male pattern baldness. KYTHERA’s longer-term strategy is to leverage its biotechnology and aesthetics experience to expand its product portfolio and pipeline. KYTHERA has submitted regulatory filings for ATX-101 in Canada, Switzerland and Australia. Find more information at www.kythera.com.

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including our expectations regarding the successful introduction of KYBELLA™ to physicians and patients across the U.S.; our expectations regarding building a leading aesthetic company by licensing setipiprant (KYTH-105); our beliefs regarding our financial position; the sufficiency of our cash resources; and expectations for our R&D and SG&A expenses. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our substantial dependence on KYBELLA™, the uncertainties inherent in the clinical drug development process, and other matters that could affect the availability or commercial potential of our drug. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and its Annual Report on Form 10-K for the year ended December 31, 2014.

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(Tables follow)

KYTHERA BIOPHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Operating expenses:
In-process research and development	$—	$52,757
Research and development	15,266	9,980
Selling, general and administrative	12,496	6,121
Total operating expenses	27,762	68,858
Loss from operations	(27,762)	(68,858)
Interest income	29	67
Interest expense	(1,079)	(654)
Net loss	$(28,812)	$(69,445)
Per share information:
Net loss, basic and diluted	$(1.24)	$(3.18)

Basic and diluted weighted average shares outstanding	23,240	21,836

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CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	March 31,	December 31,
	2015	2014

Cash, cash equivalents and marketable securities	$211,668	$99,661
Working capital	193,410	80,530
Total assets	215,301	103,426
Notes payable (current and noncurrent)	28,914	28,145
Common stock and additional paid-in capital	507,335	367,329
Total stockholders’ equity	170,670	59,438

Investor Contact:

Heather Rowe

Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kythera.com

i Stryer L, ed. Biochemistry. 4th Edition. New York, NY: WH Freeman and Co.; 1995: 691-707

ii Package Insert 03/06, section 12.1 (ATX-101 is a cytolytic drug, which when injected into tissue physically disrupts the cell membrane causing lysis)

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362